EXHIBIT 7.16
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 JAMES R. CRANE                           THE WOODBRIDGE COMPANY LIMITED
                                          65 QUEEN STREET WEST
                                          SUITE 2400
                                          TORONTO CANADA  M5H 2M8
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 CENTERBRIDGE CAPITAL PARTNERS, L.P.
 CENTERBRIDGE CAPITAL PARTNERS
      STRATEGIC, L.P.
 CENTERBRIDGE CAPITAL PARTNERS BS, L.P.
 C/O CENTERBRIDGE PARTNERS, L.P.
 31 WEST 52ND STREET, 16TH FLOOR
 NEW YORK, NY  10019

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                                 March 18, 2007


Ladies and Gentlemen:

            Reference is made to that certain Agreement and Plan of Merger, dated as of March 18, 2007 (the "Merger Agreement"), by and among Talon Holdings Corp., a Delaware corporation ("Parent"), Talon Acquisition Co., a Texas corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and EGL, Inc., a Texas corporation (the "Company"), which provides for the merger (the "Merger") of Merger Sub with and into the Company. Capitalized terms used and not otherwise defined herein will have the definitions ascribed to them in the Merger Agreement. This letter agreement (this "Agreement") sets forth the agreement among Centerbridge Partners, L.P. (with its affiliated funds, "Centerbridge"), The Woodbridge Company Limited (with its affiliates, "Woodbridge") and James R Crane ("Crane", and together with Woodbridge and Centerbridge, each an "Investor Party" and collectively the "Investor Parties") with respect to actions of Parent prior to the closing of the Merger Agreement and certain other matters.

            1. Decision Making Pre-Closing. (a) From the date hereof until the Closing (or the earlier termination of the Merger Agreement in accordance with its terms), all actions and decisions relating to the Merger Agreement, any related agreements, the financing arrangements (the "Financing Arrangements") and the transactions contemplated by the Merger Agreement (collectively, the "Transactions"), including any negotiations relating to any of the foregoing (including, without limitation, (i) structuring, selection and arrangements for retention of management, (ii) definitive documentation relating to the Financing Arrangements, and (iii) under the Merger Agreement, amendments thereof and waivers and consents, exercise of termination rights, antitrust and other regulatory approvals), except as otherwise explicitly provided herein, shall require the approval of each Investor Party; provided, however, that (A) no Investor Party shall unreasonably withhold or delay its authorization and approval of any action to the extent Parent is not permitted to unreasonably withhold or delay its consent or approval under the Merger Agreement and (B) consent of the Investor Parties is not necessary for any action that Parent is


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required to take or perform pursuant to the Merger Agreement. Parent shall not take any action with respect to the Transactions unless such actions are in accordance with this Agreement. Each of the Investor Parties will be entitled to receive from Parent all notices and other deliveries received by Parent under the Merger Agreement and the Financing Arrangements, and will participate to the same extent in the delivery of notices to the Company and the financing sources.

            2. Equity Commitments; Capital Structure. (a) Each Investor Party, on behalf of itself and its affiliates, hereby affirms and agrees that it is bound by the provisions set forth in its Equity Commitment Letter, dated of even date herewith (as to each Investor Party, its "Equity Commitment Letter"). With respect to the Equity Commitment Letter of each Investor Party, the other Investor Parties, acting together, shall have the power and authority to cause Parent to take any action with respect to such Equity Commitment Letter; provided, however, that each other Investor Party, acting without the consent or joinder of any other Investor Party, shall have the power and authority to cause Parent to enforce the terms and conditions of the Equity Commitment Letter of any other Investor Party.

            (b) Each Investor Party, on behalf of itself and its affiliates, agrees to vote its shares of Parent capital stock to cause Parent to create such classes of capital stock and other securities as are approved by the Investor Parties and to cause Parent to issue shares of such classes and other securities to the Investor Parties in accordance with the Investor Parties' respective Equity Commitment Letters and the term sheet attached on Annex A hereto. The Investor Parties shall negotiate and enter into and cause Parent to enter into (effective not later than the Closing) a Stockholders Agreement having the terms set forth in the term sheet attached as Annex A hereto (the "Stockholder Term Sheet") and otherwise having such terms as are reasonably satisfactory to the Investor Parties and cause Parent to be governed by a charter and bylaws, in each case having terms consistent with Annex A hereto and otherwise having such terms as are reasonably satisfactory to the Investor Parties.

            (c) No Investor Party may syndicate its equity commitment to co-investors without the consent of the other Investor Parties; provided, however, that an Investor Party may assign its rights and obligations hereunder to any person who is an affiliated fund without the consent of any other Investor Party. The parties also acknowledge and agree that Crane may syndicate all or a portion of the cash portion of his equity commitment set forth in his Equity Commitment Letter on terms reasonably acceptable to the other Investor Parties. Such syndication shall not relieve Crane of his obligations hereunder nor under his Equity Commitment Letter and Guarantee (referred to in his Equity Commitment Letter).

            3. Voting Agreement. Each of the other Investor Parties, acting together, shall have the authority to cause Parent to take any action with respect to the Voting Agreement, dated of even date herewith, entered into among Crane, Parent and Merger Sub.

            4.    Transaction Expenses; Termination Fee.



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            (a)   Except as otherwise provided in this Agreement, each Investor
Party agrees to bear its own expenses and legal fees and consulting fees in connection with the Transactions.

            (b) Any fees and expenses incurred in connection with the Financing Arrangements and fees and expenses incurred in connection with filings by Parent under the Hart-Scott Rodino Antitrust Improvements Act of 1976 or any other regulatory laws in connection with the Transactions shall be borne by each of the Investor Parties in accordance with its proportionate Economic Contribution. For purposes of this Agreement "Economic Contribution" shall mean with respect to Centerbridge 32.7%, with respect to Woodbridge 16.3%; and with respect to Crane 51%, which represents the percentage amounts of capital to be contributed to Parent by each Investor Party in accordance with its Equity Commitment Letter regardless of any permitted assignment of such Investor's commitment under its Equity Commitment Letter.

            (c) If the Merger is consummated, the Investor Parties will cause Parent or the Company to pay all of the costs referred to in Sections 4(a) and
(b) and/or to reimburse each Investor Party for any such costs already expended.

            (d) In the event the Company is required to pay a Termination Fee or any reimbursement of Expenses to Parent under Section 7.2 of the Merger Agreement, such payment shall be allocated (i) first, to pay all of the costs and expenses referred to in Sections 4(a) and 4(b) and/or to reimburse each Investor Party (pro-rata in accordance with the Economic Contribution of each Investor Party) for any such costs already expended and (ii) thereafter, to each Investor Party, in accordance with Economic Contribution of each Investor Party.

            5. Damages; Reverse Termination Fee. In the event that Parent is required to make any monetary damages payment or pay any reverse termination fee to the Company in connection with the Merger Agreement (or the Investor Parties make any payment in respect of the Guarantees, dated of event date herewith, executed by each of the Investor Parties in favor of the Company in connection with the Merger Agreement (each a "Guarantee" and collectively, the "Guarantees") each of the Investor Parties shall be responsible for its pro-rata portion (based upon its Economic Contribution) of any such payment.

            6. Merger Agreement Covenants. Each Investor Party will undertake to cause Parent to perform its obligations and covenants under the Merger Agreement.

            7. Information Supplied. Each Investor Party hereby represents, warrants and covenants that none of the information supplied in writing by such Investor Party for inclusion or incorporation by reference in the Company's Proxy Statement, the Schedule 13E-3 or any other filings with any governmental authority in connection with the Transactions will cause a breach of the representation and warranty of Parent set forth in Section 4.3 of the Merger Agreement.

            8. Confidentiality. Each Investor Party (on behalf of itself and its affiliates) agrees that it will not, nor will it permit its advisors or affiliates to, disclose to any of its portfolio investments any information that



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the Investor Party or its affiliates or advisors obtain by virtue of the
Investor Party's (or its affiliated investors') relationship with the Company or Parent, including in its capacity as shareholder or director.

            9. Termination. This letter agreement shall terminate and be of no further force and effect upon the earlier of (i) the agreement of all of the Investor Parties, (ii) the closing of the Merger or (iii) the termination of the Merger Agreement in accordance with its terms; provided, however, that Sections 4, 5 and 8 shall survive termination of this Agreement.

            10. Amendment. This Agreement may be amended or modified and the provisions hereof may be waived, only by an agreement in writing signed by each of the Investor Parties.

            11. Remedies. The parties hereto agree that this Agreement will be enforceable by all available remedies at law or in equity (including, without limitation, specific performance).

            12. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court. The parties hereto hereby (a) submit to the exclusive jurisdiction of any Delaware state or federal court for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

            13. Representations and Warranties. Each of the Investor Parties hereby represents and warrants to the others (on behalf of such Investor Party only) that (a) it has the requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary action on the part of such Investor Party and no additional proceedings are necessary to approve this Agreement, and (c) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof. Each of the Investor Parties further represents and warrants to the others (on behalf of such Investor Party only) that its execution, delivery and performance of this Agreement will not (1) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract to which such person is a party or by which such person is bound; (2) violate any order, writ, injunction, decree or statute, or any rule or regulation, applicable to such person or any of the properties or assets of such person; or (3) result in the creation of, or impose any obligation on such person to create, any lien, charge or other encumbrance of any nature whatsoever upon such person's properties or assets.



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            14.   WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

            15. Exercise of Rights and Remedies; No Third Party Beneficiary Rights. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver. Nothing contained herein, express or implied, is intended to confer upon any person other than the Investors Parties (and their respective affiliated Investors) any rights or remedies hereunder or by reason hereof.

            16. Assignments. Other than as provided herein, the rights and obligations of the Investor Parties hereunder shall not be assigned without the consent of the other Investor Parties.

            17. Shareholder Capacity. Crane shall not be deemed to make any agreement or understanding in this Agreement in his capacity as a director or officer of the Company. Crane is entering into this Agreement solely in his individual capacity, and nothing herein shall limit or affect any actions taken by him in his capacity as a director or officer of the Company.

            18. Public Statements. No Investor Party, individually or on behalf of Parent, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger Agreement, the Merger or the other Transactions without prior consultation with and approval by the other Investor Parties, except as may be required by applicable law, in which case reasonable prior notice shall be given to the other Investor Parties.

            19. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the investors in the Investor Parties may be partnerships or limited liability companies, each Investor Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member or manager of any Investor Party or of any partner, member, manager or affiliate thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on otherwise be incurred by any current or future director, officer, employee, general or limited partner or member or manager of any investor or of any partner, member, manager or affiliate thereof, as such, for any obligation of any investor under this Agreement or any documents or


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instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

            20. Other Agreements. This Agreement, together with the agreements referenced herein, constitutes the entire agreement, and supersedes all prior agreements, understandings and statements, both written and oral, among the parties or any of their affiliates with respect to the subject matter contained herein.

            21. Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, no Investor Party shall be liable for amounts in excess of the equity commitment of such Investor Party as set forth in its Equity Commitment Letter.

            22. Counterparts. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement.



                            [Signature pages follow]












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                                 /s/  James R. Crane
                                 ---------------------------------------------
                                 James R. Crane











                 (Signature page continued on following page)














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                                 THE WOODBRIDGE COMPANY LIMITED



                                 By:      /s/  Sarah Lerchs
                                          ------------------------------------
                                          Name:  Sarah Lerchs
                                          Title: Senior Counsel























                 (Signature page continued on following page)




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                                        CENTERBRIDGE CAPITAL PARTNERS, L.P.



                                        By:   Centerbridge Associates, L.P.,
                                              its general partner


                                        By:   Centerbridge GP Investors, LLC,
                                              its general partner


                                        By:     /s/  Steven Price
                                              ----------------------------------
                                              Name:  Steven Price
                                              Title: Senior Managing Director



                                        CENTERBRIDGE CAPITAL PARTNERS
                                        STRATEGIC, L.P.



                                        By:   Centerbridge Associates, L.P.,
                                              its general partner


                                        By:   Centerbridge GP Investors, LLC,
                                              its general partner


                                        By:     /s/  Steven Price
                                              ----------------------------------
                                              Name:  Steven Price
                                              Title: Senior Managing Director



                                        CENTERBRIDGE CAPITAL PARTNERS
                                        SBS, L.P.



                                        By:   Centerbridge Associates, L.P.,
                                              its general partner


                                        By:   Centerbridge GP Investors, LLC,
                                              its general partner


                                        By:     /s/  Steven Price
                                              ----------------------------------
                                              Name:  Steven Price
                                              Title: Senior Managing Director






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